Exhibit 10.23

PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND THE RIGHTS OF THE HOLDER HEREOF ARE SUBORDINATED AND SUBJECT TO THE RIGHTS OF GAT FUNDING, LLC PURSUANT TO AN INTERCREDITOR AGREEMENT BETWEEN THE HOLDER OF THIS NOTE AND GAT FUNDING, LLC (THE “INTERCREDITOR AGREEMENT”), AS MAY BE AMENDED FROM TIME TO TIME.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

ENVOY MEDICAL CORPORATION

THIRD AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE

$200,000.00	May 31, 2019

St. Paul, Minnesota

This amended and restated secured convertible promissory note (“Note”) is issued to CBR HOLDINGS, LLC (“Investor”) by Envoy Medical Corporation, a Minnesota corporation (the “Company”) and replaces the second amended and restated secured convertible promissory note dated February 9, 2017, issued to Investor by the Company, whereby the Company agreed to pay Investor the principal sum of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “Previous Note”). Upon the execution of this Note, the Previous Note shall be deemed cancelled and not outstanding.

FOR VALUE RECEIVED, the Company, promises to pay to Investor, or its registered assigns, in lawful money of the United States of America, the principal sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), together with simple interest from the date of each such advance by Investor on the unpaid principal balance at a rate equal to four and one-half percent (4.50%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, but charged for actual days principal is outstanding. The original Secured Subordinated Note was dated November 11, 2013 (“Original Note”) and it is understood that interest has been accruing on the unpaid principal balance at the rate noted above since the Original Note’s issuance.

All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) December 31, 2023 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof. This Note is issued pursuant to the Secured Subordinated Note and Warrant Purchase Agreement of even date herewith between the Company and Investor (as amended, modified or supplemented, the “Note and Warrant Purchase Agreement”).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF INVESTOR. ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.	Definitions. All capitalized terms used in this Note and not otherwise defined herein have the meanings ascribed thereto in the Note and Warrant Purchase Agreement.
2.	Prepayment.
2.1

Notice. Upon 20 days prior written notice to Investor, the Company may prepay this Note in whole or in part without premium or penalty; provided that any such prepayment will be applied first to the payment of fees, costs and expenses due under this Note, second to interest accrued under this Note and third, if the amount of prepayment exceeds the amount of all such fees, costs and expenses and accrued interest, to the payment of the principal due under this Note.

2.2

Company Sale. This Note shall be prepaid in the amount equal to two times the unpaid principal balance, together with all accrued and unpaid interest, due under this Note upon (i) a sale of all or substantially all of the assets of the Company to any Person other than Investor or an Affiliate of Investor; or (ii) a merger or consolidation of the Company, with any Person other than Investor or an Affiliate of Investor, after which the Company’s shareholders own less than fifty percent (50%) of the voting stock of the surviving company.

3.

Rights of Investor upon Event of Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, subject to the Intercreditor Agreement, Investor may declare any or all outstanding balance of this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, subject to the Intercreditor Agreement, Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise by law or in equity.

4.	Conversion.
4.1	Optional Conversion. At any time prior to the payment in full of this Note, at the sole discretion of Investor, the principal and unpaid accrued interest under this Note may be converted as follows:

(a)

into fully paid and nonassessable shares of common stock of the Company, with the number of shares of common stock to be issued upon conversion equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion by One and No/100 Dollars ($1.00) (the “Fallback Conversion Price”); provided that in the event that at any time after the after the issuance of this Note and before the Maturity Date the Company issues or sells Additional Shares (as defined below) for an effective price per share (the “Effective Price”) less than the Fallback Conversion Price, then the Fallback Conversion Price shall be reduced, concurrently with such issuance or sale, to a price equal to the Effective Price paid for such Additional Shares so issued; or

(b)

in the event the Company consummates an equity financing pursuant to which the Company sells shares of either common or preferred stock (the “New Stock”), into fully paid and nonassessable shares of New Stock at a price per share equal to 80% of the price per share paid by the other investors for their New Stock and on the same terms as the other investors that purchase New Stock.

For purposes of this Note, “Additional Shares” shall mean all shares of the Company’s common stock or any other capital stock convertible into common stock, options or warrants to purchase such stock, or any other rights to purchase such stock issued by the Company after the date of this Note, other than the following:

(i)	shares of common stock, options, or convertible securities issued as a dividend or distribution;
(ii)	shares of common stock, options, or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on shares of the Company’s common stock;
(iii)

shares of common stock, options, or convertible securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the board of directors of the Company; or

(iv)	shares of common stock or convertible securities actually issued upon the exercise of options, provided such issuance is pursuant to the terms of such option.
(c)

In the event the Company consummates an equity financing pursuant to which it sells a minimum of $2,500,000 of New Stock, at any time after such equity financing, the Company, in its sole discretion, may cause all or a portion of the principal and unpaid accrued interest under this Note to be converted into fully paid and nonassessable shares of common stock of the

Company at either the Fallback Conversion Price or in the event such equity financing is for a price per share of New Stock less than the Fallback Conversion Price, at a price per shares equal to 80% of the price per share of such New Stock.

4.2	Adjustment. The Fallback Conversion Price shall be subject to additional adjustment from time to time as follows:
(a)

Stock Split, etc. If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of common stock are combined into a smaller number of shares, the Fallback Conversion Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such share.

(b)

Reorganization. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that the Company’s shareholders are entitled to receive stock, securities, or assets with respect to or in exchange for their shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Investor shall have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of stock, other securities, or assets as would have been issued or delivered to Investor if Investor had converted this Note pursuant to this Section 4 and had received shares of common stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not affect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes, by written instrument executed and mailed to Investor at the last address of such holder appearing on the books of the Company, the obligation to deliver to Investor such shares of stock, securities or assets to which, in accordance with the foregoing provisions, Investor is entitled.

(c)

Other Adjustments. If the Company takes any other action, or if any other event occurs, that does not come within the scope of the provisions of Sections (a) and (b), above, but which should result in an adjustment in the Fallback Conversion Price in order to fairly protect the conversion rights of Investor, the Company shall make an appropriate adjustment in such rights.

(d)

Adjusted Shares. Upon each adjustment of the Fallback Conversion Price, Investor shall thereafter be entitled to receive, at the Fallback Conversion Price resulting from such adjustment, the number of shares of Company common stock obtained by multiplying the Fallback Conversion Price in effect immediately prior to such adjustment by the number of shares of common stock receivable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Fallback Conversion Price resulting from such adjustment.

(e)

Notice. Upon any adjustment of the Fallback Conversion Price, the Company shall give written notice thereof, which notice shall state the Fallback Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of common stock receivable at such price upon conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.3

Cancelation of Note and Issuance of Certificate. Upon a conversion pursuant to Section 4.1 above, Investor agrees to deliver the original of this Note for cancellation, or a notice to the effect that the original Note has been lost, stolen, or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note; provided, that upon satisfaction of all other conditions set forth in this Section 4, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancelation as set forth in this Section 4.3. The Company shall, as soon as practicable after such delivery, (i) issue and deliver to Investor a certificate for the number of full shares of common stock issuable upon such conversion in accordance with the provisions hereof, and (ii) pay in cash such amount as provided in Section 4.5, below, in lieu of any fraction of a share of common stock otherwise issuable upon such conversion.

4.4

Reservation of Shares. The Company covenants and agrees that all shares of common stock that may be issued upon the exercise of the rights represented by this Note shall, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Note may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the conversion rights evidenced by this Note, a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Note.

4.5

Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 4.5, the Company shall be forever released from all of its obligations and liabilities under this Note.

5.

Successors and Assigns. Subject to the restrictions on transfer described below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.	Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor.
7.

Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. This Note and any certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

8.

Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

9.

Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing, shall be given and shall be deemed received as specified in the Note and Warrant Purchase Agreement.

10.	Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
11.

Governing Law. THE VALIDITY OF THIS NOTE, TOGETHER WITH ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF).

(Signature page follows)

The Company has caused this Note to be issued as of the date first written above.

COMPANY:

ENVOY MEDICAL CORPORATION,
a Minnesota corporation

/s/ Brent T. Lucas
By:	Brent T. Lucas
Its:	Chief Executive Officer

[Signature Page to Third Amended and Restated Secured Subordinated Promissory Note]